Exhibit 10.8

GREEN HUNTER ENERGY, INC.

2013 LONG-TERM INCENTIVE COMPENSATION PLAN

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

GREEN HUNTER ENERGY, INC.

2013 LONG-TERM INCENTIVE COMPENSATION PLAN

Section 1. Purpose

Green Hunter Energy, Inc. (the “Company”) has established this Green Hunter Energy, Inc. 2013 Long Term Incentive Plan, effective February 1, 2013. The primary purpose of the Plan is to promote the interests of the Company and its shareholders through the (i) attraction and retention of executive officers, key employees, directors and consultants essential to the success of the Company; (ii) motivation of Participants using performance-related incentives linked to long-range performance goals and the interests of Company shareholders; and (iii) enabling of such Persons to share in the long-term growth and success of the Company. The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Bonus Stock, and any other Stock Unit Awards or stock-based forms of awards as the Committee, in its sole and complete discretion, may determine to be appropriate in carrying out the intent and purposes of this Plan.

Section 2. Definitions

When used in this Plan, the following terms shall have the meanings set forth below:

2.1 “Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 under the Exchange Act.

2.2 “Agreement” means a written agreement between the Company and a Participant implementing an Award, and setting forth the particular terms, conditions and restrictions of each Award. Each Award Agreement shall be subject to the provisions of this Plan (which shall be deemed to be incorporated in each Agreement) and shall contain such provisions as the Committee, in its sole discretion, may authorize. With respect to the grant of an Option, the Agreement may be referred to herein as an “Option Agreement,” and with respect to any other Award hereunder, the Agreement may be referred to herein as an “Award Agreement.”

2.3 “Award” or “Grant” means a grant under the Plan of Nonstatutory Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares, Bonus Stock, or other Stock Unit Awards.

2.4 “Award Date” or “Grant Date” means the date on which an Award is made by the Committee under the Plan.

2.5 “Board” or “Board of Directors” means the Board of Directors of the Company.

2.6 “Bonus Stock” means an Award granted pursuant to Section 10 of the Plan.

2.7 “Cashless Exercise” means the exercise of an Option by the Participant through the use of a brokerage firm to make payment to the Company of the Exercise Price either from the proceeds of a loan to the Participant from the brokerage firm or from the proceeds of the sale of Stock issued pursuant to the exercise of the Option, and upon receipt of such payment, the Company delivers the exercised Shares to the brokerage firm.

2.8 “Change in Control” shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

(a) Any Person, corporation or other entity or group, including any “group” as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Shares of the Company having 20% or more of the total number of votes that may be cast for the election of directors of the Company; or

(b) As the result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets, sale of securities, contested election, or any combination of the foregoing (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company or its assets; or

(c) If at any time: (i) the Company shall consolidate or merge with any other Person and the Company shall not be the continuing or surviving corporation; (ii) any Person shall consolidate or merge with the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding Stock shall be converted into, or exchanged for, stock or other securities of any other Person or cash or any other property; (iii) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a Subsidiary of any other Person; or (iv) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

(d) Notwithstanding the foregoing, in the case of a Restricted Stock Units, Performance Shares, Performance Units or other Awards hereunder that constitute deferred compensation under section 409A of the Code, a change of control shall be deemed to have occurred unless, in addition to facts and circumstances that satisfy one or more of the foregoing requirements also constitute a change of control under Reg. § 1.409A-3(g)(5). It is understood that for such purposes a change of control will require a change in ownership of more than 50 percent of the total fair market value or total voting power of the Stock, the acquisition during a 12-month period ending on the date of the most recent acquisition of Stock possessing 35 percent or more of the total voting power of the stock of the Company, the replacement of a majority of the members of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election, or the acquisition during a 12-month period ending on the date of the most recent acquisition by such person or persons) of assets from the Company that have a total gross fair market value equal to or more than 40 percent of the total gross fair market value of all of the assets of the Company, determined without regard to any liabilities associated with those assets.

2.9 “Code” means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.10 “Committee” means the Compensation Committee of directors appointed by the Board (which may consist of a subcommittee of directors), which shall consist of not less than two members who shall be (i) “non-employee directors” within the meaning of Rule 16b-3 and (ii) unless otherwise determined by the Board, “outside directors” within the meaning of Treasury Regulation Section 1.162-27(e)(3) under Section 162(m) of the Code.

2.11 “Common Stock” or “Stock” means the Common Stock of the Company, or such other security or right or instrument into which such Common Stock may be changed or converted in the future.

2.12 “Company” means Green Hunter Energy, Inc., including all of its Subsidiaries, or any successor thereto.

2.13 “Covered Participant” means a Participant who is a “covered employee” as defined in Code Section 162(m)(3) and the regulations promulgated thereunder, and generally understood to mean the chief executive officer of the Company (or a person acting in such capacity) and the four most highly compensated officers of the Company (other than the chief executive officer) on the last day of the Company’s fiscal year, as determined pursuant to the executive compensation disclosure rules under the Exchange Act.

2.14 “Designated Beneficiary” means the beneficiary designated by the Participant, pursuant to procedures established by the Committee, to receive amounts due to the Participant in the event of the Participant’s death. If the Participant does not make an effective designation, then the Designated Beneficiary will be deemed to be the Participant’s surviving spouse or , if none, the Participant’s estate.

2.15 “Disability” means (i) inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the receipt of income replacement benefits for a period of not less than 3 months under and accident and health plan covering employees of the Company by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months. All decisions by the Committee relating to a Participant’s Disability (including a decision that a Participant is not disabled) shall be final and binding on all parties.

2.16 “Employee” means an individual who is employed by the Company or a Subsidiary in an employer-employee relationship as determined under Section 3401(c) of the Code and the regulations thereunder. Unless otherwise required by the Code, the status of an employee shall not be terminated by the grant of an authorized leave of absence or by service in the military forces of the United States for a period of three (3) months or, if longer, during such time as his re-employment rights are protected by statute or contract, provided, in either instance, that such employee returns to active service with the Company at the expiration of such authorized leave or military service

2.17 “Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, or any successor law as amended from time to time.

2.18 “Executive Officer” means any employee considered by the Company to be an Executive Officer.

2.19 “Exercise Price” or “Option Price” means the amount that a Grantee must pay to exercise an Award made to him or her with respect to a Share of Stock under the Plan.

2.20 “Fair Market Value” means, on any given date, the closing price of Stock as reported on the New York Stock Exchange composite tape on such day or, if no Shares were traded on the New York Stock Exchange on such day, then on the next preceding day that Stock was traded on such exchange, all as reported by The Wall Street Journal or such other source as the Committee may select.

2.21 “Grantee,” “Optionee,” or “Awardee” means a Person to whom an Award is made under the Plan.

2.22 “Incentive Stock Option” or “ISO” means an option to purchase Stock, granted under Section 6 herein, which is designated as an incentive stock option and is intended to meet the requirements of Code Section 422.

2.23 “Key Employee” means an Employee who is an officer or other key employee of the Company or its Subsidiaries as designated or determined by the Committee.

2.24 “Nonstatutory Stock Option” or “NSO” means an option to purchase Stock, granted under Article 6 herein, which is not intended to qualify as, or constitute an Incentive Stock Option.

2.25 “Option” means an Incentive Stock Option or a Nonstatutory Stock Option.

2.26 “Other Stock Unit Award” means awards of Stock or other Awards that are valued in whole or in part by reference to, or are otherwise based on, the value of the Company’s Common Stock.

2.27 “Participant” means a Person who has been granted an Award under the Plan.

2.28 “Performance Award” means a performance-based Award made under Section 9 herein, which may be in the form of either Performance Shares or Performance Units.

2.29 “Performance Criteria” means the objectives established under Section 12 by the Committee for a Performance Period, for the purpose of determining when an Award subject to such objectives has been earned.

2.30 “Performance Period” means the time period designated by the Committee during which performance goals must be met in order for a Participant to obtain a performance-based Award.

2.31 “Performance Share” means an Award, designated as a Performance Share, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the value of Company Stock in a manner deemed appropriate by the Committee and described in the applicable Agreement.

2.32 “Performance Unit” means an Award, designated as a Performance Unit, granted to a Participant pursuant to Section 9 herein, the value of which is determined, in whole or in part, by the attainment of pre-established Performance Criteria as deemed appropriate by the Committee and described in the Agreement.

2.33 “Period of Restriction” means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Section 8 herein.

2.34 “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d).

2.35 “Plan” means the Green Hunter Energy, Inc. 2013 Long-Term Incentive Compensation Plan as herein established and as hereafter amended from time to time.

2.36 “Restricted Stock” means an Award of Stock granted to a Participant pursuant to Section 8 herein.

2.37 “Restricted Stock Unit” means a fixed or variable dollar denominated right to acquire Stock or the value thereof, which may or may not be subject to restrictions, contingently awarded under Section 8 of the Plan.

2.38 “Rule 16b-3” means Rule 16b-3 under Section 16(b) of the Exchange Act or any successor rule as amended from time to time.

2.39 “Section 162(m)” means Section 162(m) of the Code, or any successor section under the Code, as amended from time to time and as interpreted by final or proposed regulations promulgated thereunder from time to time.

2.40 “Securities Act” means the Securities Act of 1933 and the rules and regulations promulgated thereunder, or any successor law, as amended from time to time.

2.41 “Stock” or “Shares” means the Common Stock of the Company.

2.42 “Stock Appreciation Right” means the right of a Grantee, without payment to the Company (except for applicable withholding taxes), to receive the excess of the Fair Market Value per share of the Common Stock on the date on which a Stock Appreciation Right is exercised over the Exercise Price per share as provided in the Award Agreement.

2.43 “Stock Unit Award” means an award of Common Stock or units granted under Section 11.

2.44 “Subsidiary” means a corporation in which the Company owns, either directly or through one or more of its Subsidiaries, at least 50% of the total combined voting power of all classes of stock.

Section 3. Administration

3.1 The Committee. The Plan shall be administered and interpreted by the Committee which shall have full authority, discretion and power necessary or desirable for such administration and interpretation. The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee. In its sole and complete discretion the Committee may adopt, alter, suspend and repeal any such administrative rules, regulations, guidelines, and practices governing the operation of the Plan as it shall from time to time deem advisable. In addition to any other powers and, subject to the provisions of the Plan, the Committee shall have the following specific powers: (i) to determine the terms and conditions upon which Awards may be made and exercised; (ii) to determine the Participants to which Awards shall be made; (iii) to determine all terms and provisions of each Award Agreement, which need not be identical for types of Awards nor for the same type of Award to different Participants; (iv) to construe and interpret all terms, conditions and provisions of the Plan and all Agreements; (v) to establish, amend, or waive rules or regulations for the Plan’s administration; (vi) to accelerate the exercisability of any Award (subject to any restrictions in the Plan), the length of a Performance Period or the termination of any Period of Restriction; and (vii) to make all other determinations and take all other actions necessary or advisable for the administration or interpretation of the Plan. The Committee may seek the assistance or advice of any persons it deems necessary to the proper administration of the Plan.

3.2 Committee Decisions. Unless strictly and expressly prohibited by law, all determinations and decisions made by the Committee pursuant to the provisions of this Plan shall be final, conclusive, and binding upon all persons, including Participants, Designated Beneficiaries, the Company, its shareholders and employees.

3.3 Rule 16b-3 and Section 162(m) Requirements. Notwithstanding any other provision of the Plan, the Committee may impose such conditions on any Award as it may deem to be advisable or required to satisfy the requirements of Rule 16b-3 or Section 162(m).

Section 4. Eligibility

4.1 Selection. The Committee shall have sole and complete discretion in determining those Persons who shall participate in the Plan. Except as otherwise provided in the Plan, Participants may be Key Employees of the Company or a Subsidiary, directors of the Company or any Subsidiary, consultants or other independent contractors or other providers of goods and services. The Committee may request recommendations for individual awards from the Company’s Chief Executive Officer and may delegate to the Chief Executive Officer the authority to make Awards to Participants who are not Executive Officers of the Company.

4.2 Notification and Acceptance of Grant. After the Committee approves the grant of an Award to a Participant, it shall promptly so notify the Participant and make a copy of the Plan available to the Participant. The Participant so notified must indicate his acceptance of the Award by delivering to the Company an executed Award Agreement and such other documents and instruments as the Committee may require within 30 days after receipt of the documentation to be executed or such longer time as specified by the Committee. The Award otherwise granted shall automatically lapse at the expiration of such period if the documents required by the Committee have not been executed and returned.

Section 5. Shares Subject to the Plan

5.1 Number of Shares. Subject to adjustment as provided for in Section 5.4 below, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 7,000,000 Shares of the Company’s common stock, $.001 par value, which may be in any combination of Options, Restricted Stock, Restricted Stock Units, Performance Shares, Bonus Shares, or Other Stock Unit Award. Shares of Common Stock may be available from the authorized but unissued Shares, Shares issued and reacquired by the Company or Shares purchased in the open market for purposes of the Plan. Except as provided in Sections 5.2 and 5.3 herein, the issuance of Shares in connection with the exercise of, or as other payment for, Awards under the Plan shall reduce the number of Shares available for future Awards under the Plan.

5.2 Lapsed Awards or Forfeited Shares. In the event that: (i) any Option or other Award granted under the Plan terminates, expires, or lapses for any reason without having been exercised in accordance with its terms; (ii) Shares issued pursuant to the Awards are canceled or forfeited for any reason; or (iii) Awards are paid in cash, the Shares subject to such Award shall thereafter be again available for grant of an Award under the Plan.

5.3 Delivery of Shares as Payment. In the event a Participant pays for any Option or other Award granted under the Plan through the delivery of previously acquired shares of Common Stock, the number of shares of Common Stock available for Awards under the Plan shall be decreased only by the difference between the number of Shares issued upon the exercise of such Option or Award and the number of shares surrendered by the Participant. Any increase in the number of shares issuable under the Plan as a result of such payment shall not apply to Incentive Stock Options.

5.4 Capital Adjustments. The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number, type and class of Shares for which Awards thereafter may be made shall be subject to adjustment, if any, as the Committee deems appropriate, based on the occurrence of a number of specified and non-specified events. Such specified events are discussed in this Section 5.4, but such discussion is not intended to provide an exhaustive list of such events which may necessitate adjustments.

(a) If the outstanding Shares are increased, decreased or exchanged through merger, consolidation, sale of all or substantially all of the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other distribution in respect to such Shares, for a different number or type of Shares, or if additional Shares or new or different Shares are distributed with respect to such Shares, an appropriate and proportionate adjustment shall be made in: (i) the maximum number of shares of Stock available for the Plan as provided in Section 5.1 herein; (ii) the type of shares or other securities available for the Plan; (iii) the number of shares of Stock subject to any then outstanding Awards under the Plan; and (iv) the price (including Exercise Price) for each share of Stock (or other kind of shares or securities) subject to then outstanding Awards, but without change in the aggregate purchase price as to which such Options remain exercisable or Restricted Stock releasable.

(b) In the event other events not specified above in this Section 5.4, such as any extraordinary cash dividend, split-up, reverse split, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock, or other similar corporate event, affect the Common Stock such that an adjustment is necessary to maintain the benefits or potential benefits intended to be provided under this Plan, then the Committee in its discretion may make adjustments to any or all of: (i) the number and type of shares which thereafter may be optioned and sold or awarded or made subject to Stock Appreciation Rights under the Plan; (ii) the grant, exercise or conversion price of any Award made under the Plan thereafter; and (iii) the number and price (including Exercise Price) of each share of Stock (or other kind of shares or securities) subject to the then outstanding Awards. Any increase in the number of shares issuable under the Plan as a result of such adjustments shall not apply to Incentive Stock Options.

(c) Any adjustment made by the Committee pursuant to the provisions of this Section 5.4 shall be final, binding and conclusive. A notice of such adjustment, including identification of the event causing such adjustment, the calculation method of such adjustment, and the change in price and the number of shares of Stock, or securities, cash or property purchasable subject to each Award shall be sent to each Participant. No fractional interests shall be issued under the Plan based on such adjustments.

Section 6. Stock Options

6.1 Grant of Stock Options. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant Options to Key Employees as it shall determine in its sole and complete discretion. Each Option granted hereunder shall have such specified terms and conditions detailed in an Option Agreement.

6.2 Required Terms. Notwithstanding the foregoing, the Option Agreement for each Award of an Option shall specify the following:

(a) Whether the Option is intended to be an Incentive Stock Option or a Nonstatutory Stock Option. Any Option not designated as an Incentive Stock Option shall be treated as a Nonstatutory Stock Option, even if it otherwise meets the requirements of Section 6.4. A single Award may include both Incentive Stock Options and Nonstatutory Stock Options.

(b) The number of shares to which the Option pertains.

(c) The exercise price, which may not be less than the Fair Market Value per Share of Stock on the date of grant.

(d) The term of the Option, which may not exceed 10 years from the date of grant. The Agreement may provide for the Option to be terminated upon termination of employment, death or disability.

(e) The time at which the Option may be exercised.

(f) Any conditions on vesting or exercisability, including but not limited to service or Performance Criteria.

(g) Any other terms or conditions approved by the Committee.

6.3 Employment, Noncompetition, etc. Without limiting the generality of paragraph 6.2(f), the grant or exercise of an Option may be conditioned upon the Grantee’s agreement to remain in the employment or service of the Company or a Subsidiary, refrain from competing with the Company or a Subsidiary, not disclose trade secrets or other confidential information, or other restrictions and covenants on the actions of the Grantee either prior to or after exercise of the Option as determined by the Board, so long as any such additional restrictions and conditions are consistent with the terms of this Plan.

6.4 Additional Terms Applicable to Incentive Stock Options

(a) An Incentive Stock Option may be granted only to a person who at the time of grant is an Employee (including officers and directors who are employees).

(b) If an Incentive Stock Option is to be granted to a person who, immediately before an Option is granted, directly or indirectly (within the meaning of section 424 of the Code and the regulations promulgated thereunder) possesses more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Subsidiary, determined in accordance with sections 422 and 424 of the Code, or any successor provisions, and the regulations promulgated thereunder, then (i) the Exercise Price for the shares subject to such Award shall be at least 110% of the Fair Market Value of the Common Stock subject to such Award on the date of the Award and (ii) such Award may not be exercised after the expiration of five (5) years from the date the Award is granted.

(c) To the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable hereunder for the first time by any Grantee during any one calendar year (under this Plan and all other stock option plans of the Company or any Subsidiary corporation of the Company) exceeds $100,000, such Options shall be treated as Options which are not Incentive Stock Options. For purposes of this paragraph, Options shall be taken into account in the order in which they were granted unless otherwise required by the Code.

(d) Each Grantee of an Incentive Stock Option shall, if stock acquired upon exercise of an Option is disposed of by a Grantee in a disqualifying disposition, within the meaning of Section 422 of the Code, notify the Company in writing of the date and terms of such disposition. Pursuant to Section 422 of the Code, in no event may an Option be treated as an ISO if it is exercised more than three (3) months after the date of the Grantee’s termination of employment (other than for death or disability, as defined below). A disqualifying disposition by a Grantee shall not affect the status of any other Option granted under the Plan as an Incentive Stock Option within the meaning of Section 422 of the Code.

(e) Options shall be nontransferable other than by will or the laws of descent and distribution and shall be exercisable during the lifetime of the Grantee only by the Grantee (or in the event of his disability (as defined in section 22(e)(3) of the Code), by his guardian or legal representative) and after his death, only by the Grantee’s legal representatives, heirs, legatees, or distributees.

6.5 Procedure for Exercise of Options.

(a) Options shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment or provision for full payment for the Shares. The Option Price shall be payable to the Company in full in cash, or its equivalent, or by delivery of Shares of Stock (not subject to any security interest or pledge) having a Fair Market Value at the time of exercise equal to the Exercise Price of the Shares, or by a combination of the foregoing. In addition, at the request of the Participant, and subject to applicable laws and regulations, the Company may (but shall not be required to) cooperate in a Cashless Exercise of the Option. As soon as practicable, after receipt of written notice and full payment of the Option Price, the Company shall deliver to the Participant a stock certificate or other evidence of Stock ownership evidencing the number of Shares with respect to which the Option was exercised.

(b) The Committee may require that a minimum number of shares be exercised with respect to such partial exercise of Awards granted under the Plan. Except as otherwise expressly provided in writing by the Committee, an Option may not be exercised for a fractional share of Common Stock.

(c) If the Grantee has been granted both Incentive Stock Options and Nonstatutory Stock Options, the exercise must specify which Options are being exercised. In the event that the exercise of an Option is treated in part as the exercise of an ISO and in part as the exercise of a Nonstatutory Stock Option, the Company shall issue a certificate evidencing the shares of Common Stock treated as acquired upon the exercise of an ISO and a separate certificate evidencing the shares of Common Stock treated as acquired upon the exercise of a Nonstatutory Stock Option, and shall identify each such certificate accordingly in its stock transfer records. If the shares are not certificated at the time of issuance of any shares, the Company shall cause the appropriate entries to be made on is stock records and provide evidence of ownership to the Optionee who has exercised the Option.

(d) All shares of Common Stock issued under the Plan pursuant to any Award shall be subject to such stock transfer orders and other restrictions as the Board may deem advisable under the rules, regulations and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities laws or regulations. The Board may cause a legend or legends to be put on any certificates to include or make appropriate reference to such restrictions and may place similar restrictions on the records or documents evidence shares of Stock for which no certificates are issued.

Section 7. Stock Appreciation Rights

7.1 Grant of Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights to Participants. The Committee is authorized to grant Stock Appreciation Rights either independently of an Option (“Stand-alone SARs”) or in tandem with an Option (“Tandem SARs”). An

Award of Stock Appreciation Rights shall be reflected in an Award Agreement that contains all applicable provisions of Section 6. In the absence of any designation, Stock Appreciation Rights shall be presumed to be Tandem SARs.

(b) A Tandem SAR shall pertain to, and be granted only at the same time and in conjunction with, a related underlying Option granted under this Plan. The number of shares of Common Stock subject to the Tandem SAR may be all or part of the shares subject to the related Option, as determined by the Committee. The Tandem SAR shall be exercisable only to the same extent and subject to the same conditions as the Option related thereto are exercisable under the Plan unless and until the Committee imposes additional conditions upon the grant or exercise of such Stock Appreciation Rights. The exercise, lapse or forfeiture of a Tandem SAR shall cancel an equal number of Options and vice versa.

(c) A Stand-alone SAR may be exercisable upon such terms and conditions as the Committee shall establish but, unless specifically provided by the Award Agreement, will not be tied to any underlying Option. The exercise, lapse or forfeiture of a Stand-alone SAR will not cancel any Options awarded to a Grantee nor will the exercise, lapse or forfeiture of an Option cancel any Stock Appreciation Rights. However, the exercise of a Stock Appreciation Right will reduce the number of shares of Common Stock available for issuance under the Plan.

(d) No Stock Appreciation Rights granted under the Plan may be exercisable after the expiration of ten years from the Grant Date.

7.2 Exercise Price. The exercise price of each share subject to a Stock Appreciation Right shall be determined at the time of grant by the Committee, subject to the limitation that the grant price shall not be less than 100% of Fair Market Value of a share of Common Stock on the Grant Date.

7.3 Exercise. Stock Appreciation Rights shall be exercised by the delivery of a written notice from the Participant to the Company in a form prescribed by the Committee. Upon such exercise, the Participant shall be entitled to receive an amount equal to the excess of the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right over the Exercise Price thereof multiplied by the number of Shares for which the Stock Appreciation Right was granted.

7.4 Payment. Payment upon exercise of the Stock Appreciation Right shall be in the amount of the full Exercise Price therefore, and shall be made in the form of cash, cash installments, Shares of Common Stock, or a combination thereof, as determined in the sole and complete discretion of the Committee. However, if any payment in the form of Shares results in a fractional share, such payment for the fractional share shall be made in cash.

Section 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may grant shares of Restricted Stock and Restricted Stock Units under the Plan to such Participants, and in such amounts and for such duration and/or consideration as it shall determine.

8.2 Restricted Stock Award Agreement. Each Restricted Stock and Restricted Stock Unit granted hereunder shall be evidenced by an Award Agreement that shall specify the Period of Restriction, the conditions which must be satisfied prior to removal of the restriction, the number of Shares of Restricted Stock or Restricted Stock Units granted, payment terms for each such Award (e.g. whether the Award will be paid in shares of Stock, cash or a combination thereof, and whether payment will be in a lump sum or installments), and such other provisions as the Committee shall determine. The Committee may specify, but is not limited to, the following types of restrictions in the Award Agreement: (i) continuation in employment or in a particular position with the Company or any Affiliate, (ii) restrictions on acceleration or achievement of terms or vesting based on any Performance Criteria, including, but not limited to, absolute or relative increases in total shareholder return, revenues, sales, net income, or net worth of the Company, any of its Subsidiaries, divisions, business units or other areas of the Company; and (iii) any other restrictions which the Committee may deem advisable, including requirements established pursuant to the Securities Act, the Exchange Act, the Code and any securities trading system or stock exchange upon which such Shares under the Plan are listed. A Restricted Stock or Restricted Stock Unit granted hereunder shall be considered forfeitable until such conditions are satisfied or waived by the Committee.

8.3 Nontransferability. Except as provided in this Section 8, the Shares of Restricted Stock or Restricted Stock Units granted under the Plan may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the applicable Award Agreement. All rights with respect to the Restricted Stock and Restricted Stock Units granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

8.4 Removal of Restrictions. Except as otherwise noted in this Section 8, Restricted Stock and Restricted Stock Units covered by each Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction and/or upon the satisfaction of other conditions as determined by the Committee.

8.5 Voting Rights. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan may exercise full voting rights with respect to those shares.

8.6 Dividends and Other Distributions. During the Period of Restriction, Participants in whose name Restricted Stock is granted under the Plan shall be entitled to receive all dividends and other distributions paid with respect to those Shares. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability and forfeitability as the Restricted Stock with respect to which they were distributed. No dividend or distribution shall be made with respect to Restricted Stock Units.

8.7 Additional Restrictions on Restricted Stock Units. For purposes of Section 409A of the Code, a Participant shall have a legally binding right to a Restricted Stock Unit on the date that an Award Agreement signed by the Grantee covering such Award is returned to the Company. Any amount payable upon exercise of the Restricted Stock Unit (whether paid in cash, shares of stock or a combination of cash and stock) shall be paid to the Grantee on a date selected by the Company but not later than 2 1/2 months after the close of the year in which the conditions to which the Restricted Stock Unit are subject are satisfied. Payment with respect to a Restricted Stock Unit may not be postponed or exchanged for any other type of benefit. Payment with respect to a Restricted Stock Unit may not be accelerated except in the case of the death or Disability of the Participant or a Change of Control.

Section 9. Performance Awards

9.1 Grant of Performance Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee, at any time and from time to time, may issue Performance Awards in the form of either Performance Units or Performance Shares to Participants subject to the Performance Criteria, Performance Period and other consideration or restrictions as it shall determine. The Committee shall have complete discretion in determining the number and value of Performance Units or Performance Shares granted to each Participant.

9.2 Value of Performance Awards. The Committee shall determine the number and value of Performance Units or Performance Shares granted to each Participant as a Performance Award. The Committee shall set Performance Criteria in its discretion for each Participant who is granted a Performance Award. The extent to which such Performance Criteria are met will determine the value of the Performance Unit or Performance Share to the Participant. Such Performance Criteria may be particular to a Participant, may relate to the performance of the Company or Subsidiary which employs him or her, may be based on the division or business unit which employs him or her, may be based on the performance of the Company and its Subsidiaries generally, or any combination of the foregoing. The Performance Criteria may be based on achievement of balance sheet or income statement objectives, or any other objectives established by the Committee. The Performance Criteria may be absolute in their terms or measured against, or in relationship to, other companies comparably, similarly or otherwise situated. The terms and conditions of each Performance Award will be set forth in an Award Agreement.

9.3 Settlement of Performance Awards. After a Performance Period has ended, the holder of a Performance Unit or Performance Share shall be entitled to receive the value thereof based on the degree to which the Performance Criteria established by the Committee and set forth in the Award Agreement have been satisfied.

9.4 Form of Payment. Payment of the amount to which a Participant shall be entitled upon the settlement of the Performance Award shall be made in cash, Stock, or a combination thereof and may be made in a lump sum or installments all as determined by the Committee and set forth in the related Award Agreement.

9.5 Time of Settlement of Performance Units. For purposes of Section 409A of the Code, a Participant shall have a legally binding right to the Performance Unit or Performance Share on the date that an Award Agreement signed by the Grantee covering such Award is returned to the Company. Any amount payable upon settlement of a Performance Unit or Performance Share (whether paid in cash, shares of stock or a combination of cash and stock) shall be paid to the Grantee on a date selected by the Company but not later than 2 1/2 months after the close of the year in which the conditions to which the Performance Unit or Performance Share are subject are satisfied. Payment with respect to a Performance Unit or Performance Share may not be postponed or exchanged for any other type of benefit. Payment with respect to a Performance Unit or performance Share may not be accelerated except in the case of the death or Disability of the Participant or a Change of Control

Section 10. Bonus Stock

Subject to the terms and provisions of the Plan and applicable law, the Committee may, at any time and from time to time, award shares of Bonus Stock to Participants under the Plan without cash consideration. The Committee shall determine and indicate in the related Award Agreement whether such shares of Bonus Stock shall be unencumbered of any restrictions (other than those which the Committee deems necessary or advisable to comply with law) or shall be subject to restrictions and limitations similar to those referred to in Section 9. In the event the Committee assigns any restrictions on the shares of Bonus Stock, then such shares shall be subject to at least the following restrictions:

(i)	No Shares of Bonus Stock may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated if such Shares are subject to restrictions which have not lapsed or been satisfied.

(ii)	If any condition of vesting of the shares of Bonus Stock is not met, all such Shares subject to such vesting shall be delivered to the Company (in a manner determined by the Committee) within 60 days of the failure to meet such conditions without any payment from the Company.

Section 11. Other Stock Based Awards

11.1 Grant of Other Stock Based Awards. Subject to the terms and provisions of the Plan and applicable law, the Committee may, at any time and from time to time, issue to Participants, either alone or in addition to other Awards made under the Plan, Stock Unit Awards which may be in the form of Common Stock or other securities. The value of each such Award shall be based, in whole or in part, on the value of the underlying Common Stock on the Grant Date. The Committee, in its sole and complete discretion, may determine that an Award, either in the form of a Stock Unit Award under this Section 11 or as an Award granted pursuant to Sections 6 through 10, may provide to the Participant (i) dividends or dividend equivalents (payable on a current or deferred basis) and (ii) cash payments in lieu of or in addition to an Award. Subject to the provisions of the Plan, the Committee, in its sole and complete discretion, shall determine the terms, restrictions, conditions, vesting requirements, and payment rules of the Award. The Award Agreement shall specify the rules of each Award as determined by the Committee. However, each Stock Unit Award need not be subject to identical rules. No Stock Award may contain any feature for the deferral of compensation unless the terms thereof are provided in the Agreement.

11.2 Rules. The Committee, in its sole and complete discretion, may grant a Stock Unit Award subject to the following rules:

(a) To the extent Stock Unit Awards are deemed to be derivative securities within the meaning of Rule 16b-3, the rights of a Participant who is subject to Section 16 of the Exchange Act with respect to such Awards shall not vest or be exercisable until the expiration of at least six months from the Award Date. All rights with respect to such Stock Unit Awards granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant or his or her guardian or legal representative.

(b) Stock Unit Awards may require the payment of cash consideration by the Participant in receipt of the Award or provide that the Award, and any Common Stock or other securities issued in conjunction with the Award, be delivered without the payment of cash consideration.

(c) The Committee, in its sole and complete discretion, may establish certain Performance Criteria that may relate in whole or in part to receipt of Stock Unit Awards.

(d) Stock Unit Awards may be subject to a deferred payment schedule and/or vesting over a specified period; provided, however, that unless specifically provided by the Agreement, no payment of a Stock Unit Award may be postponed beyond the 15th day of the third month of the calendar year following the year in which such Stock Unit Award ceased to be subject to a substantial risk of forfeiture.

(e) The Committee, in its sole and complete discretion, as a result of certain circumstances, may waive or otherwise remove, in whole or in part, any restriction or condition imposed on a Stock Unit Award.

Section 12. Special Provisions Applicable to Covered Participants

12.1 Priority of this Section. Each Award to a Covered Participant shall be governed by the conditions of this Section 12 in addition to the requirements for specific types of Awards provided in Sections 6 through 11 above. Should conditions set forth under this Section 12 conflict with the requirements of Sections 6 through 11, the conditions of this Section 12 shall prevail.

12.2 Performance Criteria. All Performance Criteria relating to Covered Participants for a relevant Performance Period shall be established by the Committee in writing not less than 90 days prior to the beginning of the Performance Period, or by such other later date for the Performance Period as may be permitted under Section 162(m) of the Code. The Performance Criteria to be used for purposes of such Awards may include any one or more of the following business criteria or such other criteria as established by the Committee:

(i)	Earnings either in the aggregate or on a per-share basis (basic or diluted), before or after taxes, before or after depreciation and amortization, and before or after interest expense;

(ii)	Net income (before or after taxes);

(iii)	Operating income;

(iv)	Cash flow;

(v)	Working capital;

(vi)	Return on assets, invested capital, equity, or sales;

(vii)	Share price (including increases in price, total stockholder return, or attainment by the Shares of a specified value for a specified period of time);

(viii)	Reductions in costs or expense levels;

(ix)	Net economic value;

(x)	Economic value added;

(xi)	Debt to capital ratio;

(xii)	Profit return and margins.

12.3 Additional Requirements for Award Agreements for Covered Participants. Each Award Agreement for a Covered Participant shall provide such terms and conditions as necessary to comply with Section 162(m). The compensation payable to a Covered Employee under an Award Agreement may not be increased subsequent to the Grant Date either pursuant to the terms of the Award Agreement or by the exercise of any discretion by the Committee.

12.4 Without limiting the generality of the foregoing, all Awards to Covered Participants shall be subject to the following restrictions.

(a) The Committee may measure any one or more of the Performance Criteria based on the Company and a whole or on any one or more Subsidiaries or other business units.

(b) The Performance Criteria must be objective and must satisfy third party “objectivity” standards under Code Section 162(m), and the regulations promulgated thereunder.

(c) The Performance Criteria shall not allow for any discretion by the Committee as to an increase in any Award, but discretion to lower an Award is permissible.

(d) The Award and payment of any Award under this Plan to a Covered Participant with respect to a relevant Performance Period shall be contingent upon the attainment of the Performance Criteria that are applicable to such Award. The Committee shall certify in writing prior to payment of any such Award that such applicable Performance Criteria have been satisfied. Resolutions adopted by the Committee may be used for this purpose.

(e) The aggregate maximum Awards that may be paid (in cash or in shares of Stock or a combination thereof) to any Covered Participant under the Plan pursuant to Sections 8, 9, 10 and 11 during any calendar year shall be an amount equivalent to the fair market value of 100,000 shares of Stock, such fair market value to be determined as of the first day of such calendar year.

(f) All Awards to Covered Participants under this Plan shall be further subject to such other conditions, restrictions, and requirements as the Committee may determine to be necessary to carry out the purposes of this Section 12.

Section 13. Change In Control

Notwithstanding any other provision of this Plan, in the event of a Change in Control: (i) all outstanding Options shall immediately become fully vested and exercisable; (ii) all Periods of Restriction shall be deemed to have been completed; (iii) all Performance Criteria shall be deemed to have been satisfied in full; and (iv) all other restrictions of any kind applicable to all outstanding Awards shall be deemed to have lapsed or been satisfied in full; provided that none of the effects described in (i) - (iv) above shall occur if the Change in Control, or the transaction, event or occurrence causing the Change in Control was duly and effectively approved in advance by the affirmative vote of a majority of the Company’s Board of Directors.

Section 14. General Provisions

14.1 Plan Term. The Plan was adopted by the Board on February 1, 2013, subject to the approval of shareholders within one year thereafter. For purposes of Section 422 of the Code, the date of approval of the Plan shall be the date of the Board’s approval. The Plan shall terminate ten (10) years after that date unless sooner terminated as provided herein; however, all Awards made prior to, and which are outstanding on such date, shall remain valid in accordance with their terms and conditions.

14.2 Withholding. The Company shall have the right to deduct or withhold, or require a Participant to remit to the Company, any taxes required by law to be withheld from Awards made under this Plan. In the event an Award is paid in the form of Common Stock, the Committee may require the Participant to remit to the Company the amount of any taxes required to be withheld from such payment in Common Stock, or, in lieu thereof, the Company may withhold (or the Participant may be provided the opportunity to elect to tender) the number of shares of Common Stock equal in Fair Market Value to the amount required to be withheld.

14.3 Nontransferability. Except with respect to Nonstatutory Stock Options, no Award granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, except by will or the laws of descent and distribution. Further, no lien, obligation, or liability of the Participant may be assigned to any right or interest of any Participant in an Award under this Plan.

14.4 No Right to Employment. Neither the Plan, nor any Award made, or any other action taken, hereunder shall be construed as giving any Participant or other person any right of employment or continued employment or service with the Company or any Subsidiary or Affiliate.

14.5 Rights as Shareholder. Subject to the terms and conditions of each particular Award, no Participant or Designated Beneficiary shall be deemed a shareholder of the Company nor have any rights as such with respect to any shares of Common Stock to be provided under the Plan until he or she has become the holder of such shares.

14.6 Construction of the Plan. The Plan and all Agreements shall be governed, construed, interpreted and administered in accordance with the laws of the State of Texas. In the event any provision of the Plan or any Agreement shall be held invalid, illegal or unenforceable, in whole or in part, for any reason, such determination shall not affect the validity, legality or enforceability of any remaining provision, portion of provision or Plan overall, which shall remain in full force and effect as if the Plan had been absent the invalid, illegal or unenforceable provision or portion thereof.

14.7 Amendment of Plan. The Committee or the Board of Directors may amend, suspend, or terminate the Plan or any portion thereof at any time, provided such amendment is made with shareholder approval if and to the extent such approval is necessary to comply with any legal requirement, including for these purposes any approval requirement which is a requirement for the performance-based compensation exception under Code Section 162(m).

14.8 Amendment of Award. In its sole and complete discretion, the Committee may at any time amend any Award for the following reasons: (i) additions and/or changes are made to the Code, any federal or state securities law, or other law or regulations applicable to the Award; or (ii) any other event not described in clause (i) occurs and the Participant gives his or her consent to such amendment.

14.9 Exemption from Computation of Compensation for Other Purposes. By acceptance of an applicable Award under this Plan, subject to the conditions of such Award, each Participant shall be considered in agreement that all shares of Stock sold or awarded and all Options granted under this Plan shall be considered extraordinary, special incentive compensation and will not be included as “earnings,” “wages,” “salary” or “compensation” in any pension, welfare, life insurance, or other employee benefit arrangement of the Company unless expressly provided otherwise in one or more of such arrangements.

14.10 Legend. In its sole and complete discretion, the Committee may elect to legend certificates representing Shares sold or awarded under the Plan, to make appropriate references to the restrictions imposed on such Shares.

14.11 Certain Participants. All Award Agreements for Participants subject to Section 16(b) of the Exchange Act shall be deemed to include any such additional terms, conditions, limitations and provisions as Rule 16b-3 requires, unless the Committee in its discretion determines that any such Award should not be governed by Rule 16b-3. All performance-based Awards to Covered Participants shall be deemed to include any such additional terms, conditions, limitations and provisions as are necessary to comply with the performance-based compensation exemption of Code Section 162(m), unless the Committee, in its discretion, determines that any such Award is not intended to qualify for the exemption for performance-based compensation under Code Section 162(m).

14.12 Unfunded Plan. The Plan is not intended to be a plan of deferred compensation subject to ERISA. Except for Restricted Stock Units, Performance Units and Performance Shares, this Plan is not intended to constitute to be a plan of deferred compensation for purposes of Section 409A of the Code.

EXECUTED effective as of the 1st day of February, 2013.

GREEN HUNTER ENERGY, INC.

By:	/s/ Morgan F. Johnston
Title:	Senior Vice President